                                                                 EXHIBIT 10.26

                                    EXHIBIT A

                                  FORM OF NOTE

     THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                        6% SUBORDINATED CONVERTIBLE NOTE

$                                               December __, 1996
                                             Monterey, California

     FOR VALUE RECEIVED DELTAPOINT, INC., a California corporation ("Company"), promises to pay to __________ ("Holder"), or its registered assigns, the principal sum of ______ Dollars ($_______), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to six percent (6.00%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. This Note is one of the "Notes" issued by the Company in the private offering (the "Private Offering") described in the Confidential Private Offering Memorandum dated October 15, 1996, as supplemented by a supplement dated December 23, 1996 (collectively, the "Memorandum") distributed by the Company to the Holder, and pursuant to the Subscription Agreement completed by the Holder (the "Subscription Agreement").

     The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

          1. DEFINITIONS. As used in this Note, the following capitalized terms have the following meanings:

               (a) "Certificate" shall mean the Articles of Incorporation of Company as amended and/or restated.

               (b)  "Closing" shall mean the date of this Note.

               (c) "Company" includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of Company under this Note.

               (d) "Event of Default" has the meaning given in Section 3 hereof.

               (e) "Holder" shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

               (f) "Indebtedness" shall mean and include the aggregate amount of, without duplication (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations to pay the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business determined in accordance with generally accepted accounting principals), (d) all obligations with respect to capital leases,
(e) all guaranty obligations, (f) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, and (g) all reimbursement and other payment obligations, contingent or otherwise, in respect of letters of credit.

               (g) "Lien" shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

               (h) "Majority in Interest" shall mean more than 50% of the aggregate outstanding principal amount of the Notes issued in the Private Offering and then outstanding.

               (i) "Obligations" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company to Holder of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note and the other Transaction Documents, including all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

               (j) "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

               (k) "Senior Indebtedness" shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with, (i) indebtedness of Company to banks, commercial finance lenders, insurance companies, leasing or equipment financing institutions (including the vendor of such equipment) or other lending institutions regularly engaged in the business of lending money (including venture capital, investment banking or similar institutions which sometimes engage in lending activities but which are primarily engaged in investments in equity securities), which is for money borrowed, or purchase or leasing of equipment in the case of lease or other equipment financing, whether or not secured, and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

               (l) "Transaction Documents" shall mean this Note, each of the other Notes issued in the Private Offering, the Memorandum and the Subscription Agreement.

          2. INTEREST. Accrued interest on the unpaid principal balance of this Note shall be payable on each of the dates six months, one year, eighteen months and two years after the Closing.

          3. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Note and the other Transaction
Documents:

               (b) Failure to Pay. Company shall fail to pay any interest or other payment required under the terms of this Note or any other Transaction Document on the date due and such payment shall not have been made within five (5) days of Company's receipt of Holder's written notice to Company of such failure to pay; or

               (b) Voluntary Bankruptcy or Insolvency Proceedings. Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

               (c) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company or of all or a substantial part of the property thereof or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

          4. RIGHTS OF HOLDER UPON DEFAULT. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Section 3(b) or 3(c)) and at any time thereafter during the continuance of such Event of Default Holder may, with the written consent of a Majority in Interest of the holders of the Notes issued in the Private Offering, by written notice to Company, declare all outstanding Obligations payable by Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Section 3(b) or 3(c), immediately and without notice, all Obligations payable by Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

          5. SUBORDINATION. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all of Company's Senior Indebtedness.

               (a) Insolvency Proceedings. If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of Company, (i) no amount shall be paid by Company in respect of the principal of, interest on or other amounts due with respect to this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with Company by or on behalf of Holder of this Note which shall assert any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

               (b) Default on Senior Indebtedness, If there shall occur an event of default which has been declared in writing with respect to any Senior Indebtedness, as defined therein, or in the instrument under which it is outstanding, permitting the holder to accelerate the maturity thereof and Holder shall have received written notice thereof from the holder of such Senior Indebtedness, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all such Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note, unless within 180 days after the happening of such event of default, the maturity of such Senior Indebtedness shall not have been accelerated. Not more than one notice may be given to Holder pursuant to the terms of this Section 5(b) during any 360-day period with respect to such Senior Indebtedness.

               (c) Further Assurances. By acceptance of this Note, Holder agrees to execute and deliver customary forms of subordination agreement requested from time to time by holders of Senior Indebtedness, and as a condition to Holder's rights hereunder, Company may require that Holder execute such forms of subordination agreement; provided that such forms shall not impose on Holder terms less favorable than those provided herein.

               (d) Other Indebtedness. No Indebtedness which does not constitute Senior Indebtedness shall be senior in any respect to the indebtedness represented by this Note.

               (e) Subrogation. Subject to the payment in full of all Senior Indebtedness, Holder shall be subrogated to the rights of the holder(s) of such Senior Indebtedness (to the extent of the payments or distributions made to the holder(s) of such Senior Indebtedness pursuant to the provisions of this Section 5) to receive payments and distributions of assets of Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between Company and its creditors, other than the holders of Senior Indebtedness and Holder, be deemed to be a payment by Company to or on account of this Note; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which Holder would be entitled except for the provisions of this Section 5 shall, as between Company and its creditors, other than the holders of Senior Indebtedness and Holder, be deemed to be a payment by Company to or on account of the Senior Indebtedness.

               (f) No Impairment. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 5 to receive cash, securities or other properties otherwise payable or deliverable to Holder, nothing contained in this Section 5 shall impair, as between Company and Holder, the obligation of Company, subject to the terms and conditions hereof, to pay to Holder the principal hereof and interest hereon as and when the same become due and payable or shall prevent Holder, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

                (g) Lien Subordination. Any Lien of Holder, whether now or hereafter existing in connection with the amounts due under this Note, on any assets or property of Company or any proceeds or revenues therefrom which Holder may have at any time as security for any amounts due and obligations under this Note shall be subordinate to all Liens now or hereafter granted to a holder of Senior Indebtedness by Company or by law, notwithstanding the date, order or method of attachment or perfection of any such Lien or the provisions of any applicable law.

                (h) Reliance of Holders of Senior Indebtedness. Holder, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the creation of the indebtedness evidenced by this Note, and each such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Indebtedness.

          6.   CONVERSION.

               (a) Voluntary Conversion. Beginning on the date 60 days after the Closing, Holder has the right, at Holder's option, at any time, to convert up to one third of the outstanding principal amount of this Note, in accordance with the provisions of Section 6(c) hereof, into fully paid and nonassessable shares of Common Stock of Company (the "Common Stock"). Beginning on the date 90 days after the Closing, Holder has the right, at Holder's option, at any time, to convert up to two thirds of the original principal amount of this Note (but not in excess of the outstanding principal amount of this Note), in accordance with the provisions of Section 6(c) hereof, into fully paid and nonassessable shares of Common Stock. Beginning on the date 120 days after the Closing, Holder has the right, at Holder's option, at any time, to convert up to the original principal amount of this Note, (but not in excess of the outstanding principal amount of this Note), in accordance with the provisions of Section 6(c) hereof, into fully paid and nonassessible shares of Common Stock. Notwithstanding the foregoing, all principal amounts converted shall be in denominations of $1,000 or integral multiples thereof. The number of shares of Common Stock into which this Note may be converted ("Conversion Shares") shall be determined by dividing the aggregate principal amount to be converted by the Conversion Price (as defined below) in effect at the time of such conversion. The "Conversion Price" shall be equal to the lower of (i) 80% (the "Discount Percentage") of the average closing bid price of the Company's Common Stock, as reported by the Nasdaq SmallCap Market (or, if the Common Stock is traded on the Nasdaq National Market, the closing sale price as reported by such market), for the five business days prior to the business day (x) on which written notice of conversion is transmitted by the Holder pursuant to Section 6(c)(i) below, if the conversion is voluntary pursuant to this Section 6(a), or (y) on which an automatic conversion is deemed effective pursuant to Section 6(b) below; or
(ii) the average closing offer price of the Company's Common Stock, as reported by the Nasdaq Small Cap Market, for the five business days prior to the Closing. Notwithstanding the foregoing, if the Company has not filed the Registration Statement (as defined in Section 7 below) with respect to the Conversion Shares to be initially registered pursuant to the Registration Statement on or before the 60th day after the Closing (the "Penalty Date"), the Discount Percentage shall be reduced by 2% for each 30-day period or portion thereof after the Penalty Date until the Company has filed such Registration Statement. For example, if the Company files the Registration Statement after the 60th day after the Closing but before the 91st day after the Closing, the Discount Percentage shall be 78%; if the Company files the Registration Statement after the 90th day after the Closing but before the 121st day after the Closing, the Discount Percentage shall be 76%; and so on.

               (b) Automatic Conversion. The entire outstanding principal amount of this Note shall be automatically converted into shares of Common Stock at the Conversion Price in effect at the time upon the earlier to occur of: (i) any consolidation or merger of Company with or into any Person, or any other corporate reorganization in which Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization, or any transaction or series of related transactions by Company in which in excess of 50% of Company's voting power is transferred, or a sale of all or substantially all of the assets of Company; or (ii) the second anniversary of the Closing.

               (c)  Conversion Procedure.

                    (i) Conversion Pursuant to Section 6(a). Before Holder shall be entitled to convert this Note into shares of Common Stock, it shall surrender this Note, duly endorsed, at the office of Company and shall give written notice by registered or certified mail, postage prepaid, to Company at its principal corporate office, of the election to convert the same pursuant to Section 6(a), and shall state therein the amount of the unpaid principal amount of this Note to be converted and the name or names in which the certificate or certificates for shares of Common Stock are to be issued. Company shall, within three business days thereafter, issue and deliver at such office to Holder of this Note a certificate or certificates for the number of shares of Common Stock to which Holder shall be entitled upon conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to Company), together with a replacement Note (if any principal amount remains outstanding after conversion) and any other securities and property to which Holder is entitled upon such conversion under the terms of this Note, including a check payable to Holder for any cash amounts payable as described in Section 6(d). The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note, and the Person or Persons entitled to receive the shares of Common Stock upon such conversion shall, as of such date, be treated for all purposes as the record holder or holders of such shares of Common Stock and purchasers of such shares of Common Stock under the Transaction Documents and shall be bound by the terms of the Transaction Documents.

                    (ii) Conversion Pursuant to Section 6(b). If this Note is automatically converted, written notice shall be delivered to Holder at the address last shown on the records of Company for Holder or given by Holder to Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of Company is located, notifying Holder of the conversion to be effected, specifying the principal amount of the Note to be converted, the date on which such conversion is expected to occur and calling upon such Holder to surrender to Company, in the manner and at the place designated, the Note. Upon such conversion of this Note, Holder shall surrender this Note, duly endorsed, at the principal office of Company. At its expense, Company shall, within three business days thereafter, issue and deliver to such Holder at such principal office a certificate or certificates for the number of shares to which Holder shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to Company), together with any other securities and property to which Holder is entitled upon such conversion under the terms of this Note, including a check payable to Holder for any cash amounts payable as described in Section 6(d). Any conversion of this Note pursuant to Section 6(b) shall be deemed to have been made immediately prior to the closing of the issuance and sale of shares as described in Section 6(b) and on and after such date the Persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record Holders of such shares and purchasers of such shares under the Transaction Documents and shall be bound by the terms of the Transaction Documents.

               (d) Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of Company issuing any fractional shares to Holder upon the conversion of this Note, Company shall pay to Holder an amount equal to the product obtained by multiplying the Conversion Price by the fraction of a share not issued pursuant to the previous sentence. In addition, Company shall pay to Holder any interest accrued on the amount converted and on the amount to be paid to Company pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this Section 6(d), Company shall be forever released from all its obligations and liabilities under this Note.

               (e) Reservation of Stock Issuable Upon Conversion. Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of this Note such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, without limitation of such other remedies as shall be available to the holder of this Note, Company will use its best efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

               (f)  Conversion Price Adjustments.

                    (i) Adjustments for Stock Splits and Subdivisions. In the event Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

                    (ii) Adjustments for Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

               (g) Limitation. Notwithstanding anything to the contrary contained in this Note or any other Transaction Document, the Holder shall not, without the prior written consent of the Company, convert any principal amount of this Note where such conversion would cause the Holder's aggregate ownership (including beneficial ownership) within the meaning of the Securities Exchange Act of 1934 of the Company's then issued and outstanding capital stock to exceed 4.9% of the Company's then issued and outstanding capital stock.

          6A. OPTIONAL REDEMPTION. Notwithstanding anything to the contrary contained in this Note or any other Transaction Document, if the average for any five day period of the closing offer price for the Company's Common Stock, as reported by the Nasdaq, is below $4.00 (four dollars) per share, the Company may, at its sole election, within ten business days thereafter, redeem all or part of the outstanding principal amount of this Note at the redemption price of 120% of the amount of the principal balance being redeemed, plus accrued interest on the amount of the principal balance being redeemed.

          7.   REGISTRATION REQUIREMENTS.

               (a)  Registration.

                    (i) Company shall prepare and file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), to register the issuance and/or resale of the Conversion Shares (the "Registrable Securities") and shall use its best efforts to secure the effectiveness of such registration statement before the date 60 days after the Closing. The number of Conversion Shares to be initially included in the Registration Statement shall be calculated using a Conversion Price of $4.00 per share. The Company shall amend the Registration Statement to include additional Conversion Shares, if any, at such time as the holders of a Majority in Interest of all then outstanding Notes issued in the Private Offering shall direct; provided, however, that the Company shall not be obligated to effect more than one such amendment.

                    (ii) Company shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and Holder shall pay all Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Registrable Securities resold by such Holder. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by Company in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. "Selling Expenses" shall mean all selling commissions, underwriting fees and stock transfer taxes applicable to the Registrable Securities and all fees and disbursements of counsel for Holder.

                    (iii) In the case of the registration effected by Company pursuant to these registration provisions, Company will use its best efforts to: (i) keep such registration effective until the earlier of (A) the second anniversary of the date hereof, (B) such date as all of the Registrable Securities have been resold or (C) such time as all of the Registrable Securities held by Holder can be sold within a given three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 promulgated thereunder ("Rule 144"); (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement; (iii) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as Holder from time to time may reasonably request; (iv) cause the Conversion Shares to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by Company are then listed or quoted; (v) provide a transfer agent and registrar for all securities registered pursuant to the Registration Statement and a CUSIP number for all such securities; (vi) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC; and (vii) file the documents required of Company and otherwise use its best efforts to maintain requisite blue sky clearance in (X) all jurisdictions in which the Notes were originally sold and (Y) all other states specified in writing by Holder, provided, however, that, as to clause (Y), Company shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented.

                    (iv) Company shall furnish to Holder upon request a reasonable number of copies of a supplement to or an amendment of the prospectus used in connection with the Registration Statement as may be necessary in order to facilitate the public sale or other disposition of all or any of the Registrable Securities held by the Holder.

                    (v) With a view to making available to Holder the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit Holder to sell Registrable Securities to the public without registration or pursuant to a registration statement on Form S-3, Company covenants and agrees to use its best efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the second anniversary of the date hereof or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (iii) furnish to Holder upon request, as long as the Holder owns any Registrable Securities, (A) a written statement by Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of Company, and (C) such other information as may be reasonably requested in order to avail Holder of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration or pursuant to such registration statement on Form S-3.

                    (vi) If Holder shall propose to sell any Registrable Securities pursuant to the Registration Statement, it shall notify Company of its intent to do so by 12:00 noon Pacific time on the second business day prior to such proposed sale. Such notice shall be deemed to constitute a representation that any written information previously supplied by Holder is accurate as of the date of such notice. At any time on or before 5:00 p.m. Pacific time on the business day after the business day on which the Company receives such notice, Company may refuse to permit the Holder to resell any Registrable Securities pursuant to the Registration Statement for an initial period not to exceed thirty (30) days; provided, however, that in order to exercise this right, Company must deliver a certificate in writing to the Holder to the effect that a delay in such sale is necessary because a sale pursuant to such Registration Statement in its then-current form would not be in the best interests of Company and its stockholders due to disclosure obligations of Company. For example, if the Company receives such notice from Holder on 11:00 a.m. Pacific time on Tuesday, it must deliver such certificate to Holder on or before 5:00 p.m. Pacific time on Wednesday in order to exercise the foregoing right to delay the sale. If the Company exercises such right, it shall use its best efforts to amend the Registration Statement if necessary and to take all other actions necessary to allow such sale, and shall notify the Holder promptly after it has determined that such sale has become permissible. Notwithstanding the foregoing, Company shall not be entitled to exercise its right to withdraw the registration statement more than three (3) times in any calendar year or for more than two consecutive thirty (30) day periods in any calendar year. Holder hereby covenants and agrees that it will not sell any Registrable Securities pursuant to the Registration Statement during the periods the Registration Statement is withdrawn as set forth in this Section 7(a)(vi).

               (b)  Indemnification and Contribution.

                    (i) Company agrees to indemnify and hold harmless Holder from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which Holder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact or omission to state a material fact in the Registration Statement on the effective date thereof, or arise out of any failure by Company to fulfill any undertaking included in the Registration Statement, and Company will, as incurred, reimburse Holder for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon (i) an untrue statement or omission in such Registration Statement in reliance upon and in conformity with written information furnished to Company by or on behalf of Holder specifically for use in preparation of the Registration Statement, (ii) the failure of Holder to comply with the covenants and agreements contained in Sections 7(a)(vi) hereof, or (iii) an untrue statement or omission in any prospectus that is corrected in any subsequent prospectus, or supplement or amendment thereto, that was delivered to the Holder prior to the pertinent sale or sales by Holder.

                    (ii) Holder agrees to indemnify and hold harmless Company from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which Company may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) an untrue statement of a material fact or omission to state a material fact in the Registration Statement in reliance upon and in conformity with written information furnished to Company by or on behalf of Holder specifically for use in preparation of the Registration Statement; provided, however, that Holder shall not be liable in any such case for any untrue statement or omission in any prospectus which statement has been corrected, in writing, by Holder and delivered to Company before the sale from which such loss occurred, (ii) the failure of Holder to comply with the covenants and agreements contained in Section 7(a)(vi) hereof, or (iii) an untrue statement or omission in any prospectus that is corrected in any subsequent prospectus, or supplement or amendment thereto, that was delivered to the Holder prior to the pertinent sale or sales by the Holder, and Holder will, as incurred, reimburse Company for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.

                    (iii) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this
Section 7(b)such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person.
After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person.

                    (iv) If the indemnification provided for in this Section 7(b) is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of Company on the one hand and Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.
The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Company on the one hand or Holder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Company and Holder agree that it would not be just and equitable if contribution pursuant to this subsection
(iv) were determined by pro rata allocation (even if Holder and all other Holders of Conversion Shares were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (iv). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (iv), Holder shall not be required to contribute any amount in excess of the amount by which the net amount received by Holder from the sale of the Conversion Shares to which such loss relates exceeds the amount of any damages which Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Holder's obligations in this subsection (iv) to contribute are several in proportion to its respective sales of Conversion Shares to which such loss relates and not joint.


                    (v)  The obligations of Company and Holder under this
Section 7(b) shall be in addition to any liability which Company and Holder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls Company or Holder within the meaning of the Securities Act and the Exchange Act.

          8.   NOTICES OF RECORD DATE, ETC. IN THE EVENT OF:

               (a) Any taking by Company of a record of the holders of any class of securities of Company for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend theretofore paid) or other distribution or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

               (b) Any capital reorganization of Company, any reclassification or recapitalization of the capital stock of Company or any transfer of all or substantially all of the assets of Company to any other Person or any consolidation or merger involving Company; or

               (c) Any voluntary or involuntary dissolution, liquidation or winding-up of Company,

               Company will mail to Holder of this Note at least ten (10) days prior to the earliest date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of such dividend, distribution or right; and (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

          9. SUCCESSORS AND ASSIGNS. Subject to the restrictions on transfer described in Sections 10 and 11 below, the rights and obligations of Company and Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

          10. WAIVER AND AMENDMENT. Any provision of this Note may be amended, waived or modified upon the written consent of Company and holders of a Majority in Interest of all then outstanding Notes issued in the Private Offering.

          11. TRANSFER OF THIS NOTE OR SECURITIES ISSUABLE ON CONVERSION HEREOF. With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Holder will give written notice to Company prior thereto, describing briefly the manner thereof, together with a written opinion of Holder's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, Company, as promptly as practicable, shall notify Holder that Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to Company. If a determination has been made pursuant to this Section 11 that the opinion of counsel for Holder is not reasonably satisfactory to Company, Company shall so notify Holder promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for Company such legend is not required in order to ensure compliance with the Act. Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of Company. Prior to presentation of this Note for registration of transfer, Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and Company shall not be affected by notice to the contrary.

          12. ASSIGNMENT BY COMPANY. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Company without the prior written consent of Holder except in connection with an assignment in whole to a successor corporation to Company, provided that such successor corporation acquires all or substantially all of Company's property and assets and Holder's rights hereunder are not impaired.

          13. NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duty given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth on the register maintained by Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

          14. PARI PASSU NOTES. Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes issued in the Private Offering or pursuant to the terms of such Notes. In the event Holder receives payments in excess of its pro rata share of Company's payments to the holders of all of the Notes, then Holder shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such other holders.

          15. PAYMENT. Payment shall be made in lawful tender of the United States.

          16. DEFAULT RATE; USURY. In the event that any payment of principal or interest provided for herein is not paid by Company when due (including the entire unpaid balance of this Note in the event such amount is made immediately due and payable pursuant to the terms hereof), then Company shall pay interest on such amounts not paid when due at a rate per annum equal to the rate otherwise applicable hereunder plus two percent (2%). In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

          17. EXPENSES; WAIVERS. If action is instituted to collect this Note, Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action. Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

          18. GOVERNING LAW. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

     IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.


                                   DELTAPOINT, INC.



                                   By:
                                         --------------------------------
                                   Title:
                                         --------------------------------